                                                                     Exhibit 4.1

                                                                  CONFORMED COPY




                              AMENDMENT No. 4 dated as of June 29, 2000 (this
                         "Amendment"), to the Credit Agreement dated as of January 23, 1998, as amended by Amendment No. 1 dated as of August 12, 1998, Amendment No. 2 and Waiver dated as of November 30, 1998, and Amendment No. 3 dated as of June 30, 1999 (the "Credit Agreement"), among EAGLE FAMILY FOODS, INC. (the "Borrower"), EAGLE FAMILY FOODS HOLDINGS, INC. ("Holdings"), the Lenders (as defined in the Credit Agreement), THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent"), as collateral agent (in such capacity, the "Collateral Agent") for the Lenders, as swingline lender (in such capacity, the "Swingline Lender"), and as issuing bank (in such capacity, the "Issuing Bank"), and MERRILL LYNCH CAPITAL CORPORATION, as documentation agent.

          A. Pursuant to the Credit Agreement, the Lenders, the Swingline Lender and the Issuing Bank have extended credit to the Borrower, and have agreed to extend credit to the Borrower, in each case pursuant to the terms and subject to the conditions set forth therein.

          B. The Borrower and Holdings have requested that certain provisions of the Credit Agreement be amended as set forth herein.

          C. The Required Lenders are willing so to amend the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

          D. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

          Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1.  Amendments.  (a) The definition of the term "Applicable
                      ----------
Rate" contained in Section 1.01 of the Credit Agreement is hereby amended by substituting the following new table for the existing table contained therein:

===============================================================================
                           Revolving Loan            Term Loan        Commitment
                           --------------            ---------
   Leverage Ratio                                                      Fee Rate
   --------------                                                      --------
                      Eurodollar      ABR       Eurodollar   ABR
                        Spread        Spread    Spread       Spread
                        ------        ------    ------       ------
-------------------------------------------------------------------------------
      Category 1
      ----------

Greater than or equal 3.5%            2.50%     3.75%        2.75%     0.500%
to 6.5 to 1.0

===============================================================================

===============================================================================
                       Revolving Loan           Term Loan
                       --------------           ---------

   Leverage Ratio     Eurodollar    ABR     Eurodollar    ABR       Commitment
   --------------
                      Spread       Spread   Spread        Spread        Fee Rate
                      ------       ------   ------        ------        --------
-------------------------------------------------------------------------------
    Category 2
    ----------

Greater than 5.0 to   3.25%        2.25%    3.50%         2.50%     0.500%
1.0 but less than
6.5 to 1.0
-------------------------------------------------------------------------------
    Category 3
    ----------

Less than or equal    3.00%        2.00%    3.25%         2.25%     0.375%
to 5.0 to 1.0
===============================================================================


                  (b) Section 6.11 of the Credit Agreement is hereby amended as follows:

                  (i) by inserting the clause designator "(a)" immediately after the words "provided, however, that" in the proviso of such Section; and
                 --------  -------
                  (ii) after the words "three succeeding fiscal years" in the proviso of such Section, by inserting the words "and (b) up to $1,500,000 of any unused portion of the amount of permitted Capital Expenditures set forth for the fiscal year ended July 1, 2000 in the preceding table may be carried forward to the fiscal year ended June 30, 2001".

                  (c) Section 6.12 of the Credit Agreement is hereby amended by substituting the following new table for the existing table contained therein:

                    "Period                        Ratio
                     ------                        -----

                  Effective Date-                  6.90 to 1.00
                  April 3, 1999

                  April 4, 1999-                   11.20 to 1.00
                  October 2, 1999

                  October 3, 1999-                 8.75 to 1.00
                  January 1, 2000

                  January 2, 2000-                 8.50 to 1.00
                  July 1, 2000

                  July 2, 2000-                    9.25 to 1.00
                  September 30, 2000

                  October 1, 2000-                 8.00 to 1.00
                  March 31, 2001

                  April 1, 2001-                   6.75 to 1.00
                  September 29, 2001

                  September 30, 2001-              6.25 to 1.00
                  June 29, 2002

                  Thereafter                       5.00 to 1.00".

                  (d) Section 6.13 of the Credit Agreement is hereby amended by substituting the following new table for the existing table contained therein:

                    "Period                        Ratio
                     ------                        -----

                  Effective Date-                1.50 to 1.00
                  April 3, 1999

                  April 4, 1999-                 1.10 to 1.00
                  October 2, 1999

                  October 3, 1999-               1.15 to 1.00
                  January 1, 2000

                  January 2, 2000-               1.20 to 1.00
                  March 31, 2001

                  April 1, 2001-                 1.50 to 1.00
                  September 29, 2001

                  September 30, 2001-            1.60 to 1.00
                  March 30, 2002

                  March 31, 2002-                1.65 to 1.00
                  June 29, 2002

                  Thereafter                     2.25 to 1.00".

                  SECTION 2.  Amendment Fee.  Each Lender that shall execute a
                              -------------
counterpart hereof and return such counterpart to the Administrative Agent or its counsel prior to 5:00 p.m., New York City time, on June 29, 2000 (the "Return Date"), shall be entitled, upon the effectiveness of this Amendment as provided in Section 4 below, to an amendment fee (an "Amendment Fee" and, collectively, the "Amendment Fees") equal to 1/4 of 1% of the sum of (a) the outstanding Term Loans of such Lender and (b) the Revolving Commitment (whether used or unused) of such Lender, in each case, as calculated on the Return Date. The Amendment Fee payable to a Lender shall be paid to the Administrative Agent for the account of such Lender, shall be paid in immediately available funds and once paid, shall not be refundable under any circumstances.

                  SECTION 3.  Representations and Warranties. Each of the
                              ------------------------------
Borrower and Holdings represents and warrants to each other party hereto that, after giving effect to this Amendment, (a) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, and (b) no Default or Event of Default has occurred and is continuing.

                  SECTION 4.  Conditions to Effectiveness. This Amendment shall
                              ---------------------------
become effective as of the date first written above on the date that the Administrative Agent shall have received (a) counterparts of this Amendment which, when taken together, bear the signatures of the Borrower, Holdings and the Required Lenders and (b) the Amendment Fees and reimbursement of all other fees and expenses of the Administrative Agent for which invoices have been submitted to the Borrower.

                  SECTION 5.  Effect of Amendment.  Except as expressly set
                              -------------------
forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Swingline Lender, the Issuing Bank, the Collateral

Agent or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower or Holdings to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

                  SECTION 6.  Counterparts. This Amendment may be executed in
                              ------------
any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

                  SECTION 7.  Applicable Law.  THIS AMENDMENT SHALL BE GOVERNED
                              --------------
BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 8.  Headings.  The headings of this Amendment are for
                              --------
purposes of reference only and shall not limit or otherwise affect the meaning hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                    EAGLE FAMILY FOODS, INC.,

                    by: /s/ Craig Steinke
                        ------------------------------------------
                        Name:  Craig Steinke
                        Title: Chief Financial Officer

                    EAGLE FAMILY FOODS HOLDINGS, INC.,

                    by: /s/ Craig Steinke
                        ------------------------------------------
                        Name:  Craig Steinke
                        Title: Chief Financial Officer

                    THE CHASE MANHATTAN BANK,
                    individually and as Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender,

                    by: /s/ Neil R. Boylan
                        ------------------------------------------
                        Name:  Neil R. Boylan
                        Title: Managing Director

                    MERRILL LYNCH CAPITAL CORPORATION, individually and as Documentation Agent,

                    by: /s/ Carol J.E. Feeley
                        ------------------------------------------
                        Name:  Carol J.E. Feeley
                        Title: Vice President

                    MERRILL LYNCH, PIERCE, FENNER & SMITH,

                    by: /s/ Carol J.E. Feeley
                        ------------------------------------------
                        Name:  Carol J.E. Feeley
                        Title: Director

                    VAN KAMPEN
                    PRIME RATE INCOME TRUST,

                    by: /s/ Darvin D. Pierce
                       ------------------------------------------
                        Name:  Darvin D. Pierce
                        Title: Vice President

                    VAN KAMPEN
                    SENIOR INCOME TRUST,

                    by: /s/ Darvin D. Pierce
                        ------------------------------------------
                        Name:  Darvin D. Pierce
                        Title: Vice President

                    VAN KAMPEN CLO I, LIMITED,

                    by: /s/ Darvin D. Pierce
                        ------------------------------------------
                        Name:  Darvin D. Pierce
                        Title: Vice President

                    EATON VANCE INSTITUTIONAL SENIOR LOAN FUND,

                    by: /s/ Payson F. Swaffield
                        ------------------------------------------
                        Name:  Payson F. Swaffield
                        Title: Vice President

                    SENIOR DEBT PORTFOLIO,

                    by: /s/ Payson F. Swaffield
                        ------------------------------------------
                        Name:  Payson F. Swaffield
                        Title: Vice President

                    FLEET NATIONAL BANK,

                    by: /s/ Michael J. Sullivan
                        ------------------------------------------
                        Name:  Michael J. Sullivan
                        Title: Vice President

                    SOCIETE GENERALE,

                    by: /s/ Cynthia A. Jay
                        ------------------------------------------
                        Name:  Cynthia A. Jay
                        Title: Managing Director

                    THE BANK OF NOVA SCOTIA,

                    by: /s/ Brian S. Allen
                        ------------------------------------------
                        Name:  Brian S. Allen
                        Title: Managing Director

                    KZH ING-2 LLC,

                    by: /s/ Peter Chin
                        ------------------------------------------
                        Name:  Peter Chin
                        Title: Authorized Agent

                    KZH WATERSIDE LLC,

                    by: /s/ Peter Chin
                        ------------------------------------------
                        Name:  Peter Chin
                        Title: Authorized Agent

                    GENERAL MOTORS GLOBAL GROUP TRUST,

                    by: /s/ Adam Aytpark
                        ------------------------------------------
                        Name:  Adam Aytpark
                        Title: Assistant Secretary

                    KZH SOLEIL LLC,

                    by: /s/ Peter Chin
                        ------------------------------------------
                        Name:  Peter Chin
                        Title: Authorized Agent

                    KZH PAMCO LLC,

                    by: /s/ Peter Chin
                        ------------------------------------------
                        Name:  Peter Chin
                        Title: Authorized Agent

                    MORGAN STANLEY DEAN WITTER
                    PRIME INCOME TRUST,

                    by: /s/ Peter Gewirtz
                        ------------------------------------------
                        Name:  Peter Gewirtz
                        Title: Vice President

                    THE FUJI BANK, LIMITED,

                    by: /s/ John D. Doyle
                        ------------------------------------------
                        Name:  John D. Doyle
                        Title: Vice President & Manager

                    BANK OF HAWAII,

                    by: /s/ Patricia Rohlfing
                        ------------------------------------------
                        Name:  Patricia Rohlfing
                        Title: Vice President

                    BANK OF TOKYO - MITSUBISHI TRUST COMPANY,

                    by: /s/ Hidekazu Kojima
                        ------------------------------------------
                        Name:  Hidekazu Kojima
                        Title: Vice President

                    SUMMIT BANK,

                    by: /s/ Catherine E. Garrity
                        ------------------------------------------
                        Name:  Catherine E. Garrity
                        Title: Vice President

                    INDOSUEZ CAPITAL FUNDING IV, L.P.,

                    by: /s/ Melissa Marano
                        ------------------------------------------
                        Name:  Melissa Marano
                        Title: Vice President

                    NUVEEN SENIOR INCOME FUND,

                    by: /s/ Lisa M. Mincheski
                        ------------------------------------------
                        Name:  Lisa M. Mincheski
                        Title: Managing Director

                    ALLIANCE CAPITAL FUNDING, LLC,

                    by: /s/ Joel Serebransky
                        ------------------------------------------
                        Name:  Joel Serebransky
                        Title: Senior Vice President

                    MONUMENT CAPITAL LTD.,

                    by: /s/ Joel Serebransky
                        ------------------------------------------
                        Name:  Joel Serebransky
                        Title: Senior Vice President

                    OAK MOUNTAIN LIMITED,

                    by: /s/ Joel Serebransky
                        ------------------------------------------
                        Name:  Joel Serebransky
                        Title: Senior Vice President